Exhibit 10.2

ESCROW AMENDMENT AGREEMENT

THIS ESCROW AMENDMENT AGREEMENT, dated as of November 20, 2023, (this “Agreement”), is by and among and each purchaser identified on Schedule A hereto (each, including its successors and permitted assigns, a “Purchaser” and collectively, the “Purchasers”), and Soluna Holdings, Inc. (f/k/a Mechanical Technology, Incorporated), a Nevada corporation (the “Company”), and Grushko & Mittman, P.C. (the “Escrow Agent”) and together with the Company the Purchasers each a “Party” and collectively the “Parties”).

W I T N E S S E T H:

WHEREAS, the Parties are party to an Escrow Agreement dated September 29, 2022 (the “Escrow Agreement”);

NOW THEREFORE, in consideration of the mutual benefits accruing to Parties hereunder and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto do hereby agree as follows:

AGREEMENTS

1. Amendment. Section 3.1(b) of the Escrow Agreement is deleted and replaced with the following:

“If no instructions are provided to the Escrow Agent by the Purchasers on or before the Maturity Date, the Escrow Agent shall disburse the Escrowed Funds on behalf of the Company to the Note Holders against the amounts owed on the Notes.”

2. Escrow Release. The Escrow Agent is hereby instructed to make 3 releases, each for $150,000 (for an aggregate $450,000), to the Company on each of the following dates: (i) November 24, 2023; (ii) December 8, 2023; and a third date to be mutually agreed to by the Parties but no later than December 31, 2023.

3. Miscellaneous. This Agreement shall be governed by Article V of the Escrow Agreement.

4. Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original, and all of which together shall constitute one and the same instrument. Delivery of executed counterparts of this Agreement by facsimile or other electronic format (including via .pdf and DocuSign) shall be effective as an original.

5. Entire Agreement; Amendments. This Agreement constitutes the entire agreement between the parties with regard to the subject matter hereof and thereof, superseding all prior agreements or understandings, whether written or oral, between or among the parties. Except as specifically modified herein, the Escrow Agreement remains in full force and effect without any waivers or modifications. No amendment, modification or other change to this Agreement or waiver of any agreement or other obligation of the parties under this Agreement may be made or given unless such amendment, modification or waiver is set forth in writing and is signed by the Parties. Any waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.

[Signatures begin on next page]

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IN WITNESS WHEREOF, the undersigned have executed and delivered this Escrow Amendment Agreement, as of the date first written above.

COMPANY

Soluna Holdings, Inc.

Name:
Title:

ESCROW AGENT

GRUSHKO & MITTMAN, P.C.

[Purchaser signatures follow]

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IN WITNESS WHEREOF, the undersigned have executed and delivered this Escrow Amendment Agreement, as of the date first written above.

PURCHASER

Print Name

Name:
Title:

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Schedule A

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